UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2020

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-279552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

Reference is made to that certain Cooperation Agreement, dated as of May 29, 2019 (the “Cooperation Agreement”), by and among MiMedx Group, Inc., a Florida corporation (the “Company”), on the one hand, and Kathleen Behrens Wilsey, K. Todd Newton (together with Dr. Behrens Wilsey, the “Initial Investor Group Designees”), Richard J. Barry (the “Final Investor Group Designee” and together with the Initial Investor Group Designees, the “Investor Group Designees”), Prescience Partners, LP, a Delaware limited partnership (“Prescience Partners”), Prescience Point Special Opportunity LP, a Delaware limited partnership (“Prescience Point”), Prescience Capital, LLC, a Delaware limited liability company (“Prescience Capital”), Prescience Investment Group, LLC d/b/a Prescience Point Capital Management LLC, a Louisiana limited liability company (“PPCM”), and Eiad Asbahi (Prescience Partners, Prescience Point, Prescience Capital, PPCM and Mr. Asbahi, the “Prescience Point Parties”), on the other hand. The description of the Cooperation Agreement included in Item 1.01 of the Current Report on Form 8-K filed by the Company on May 30, 2019 is hereby incorporated herein by reference.

The Cooperation Agreement provides that the obligations of the Prescience Point Parties and the Investor Group Designees pursuant to certain provisions of the Cooperation Agreement shall terminate in the event that the Company materially breaches its obligations to such parties pursuant to certain provisions of the Cooperation Agreement and such breach (if capable of being cured) has not been cured within 10 calendar days following written notice of such breach from the Prescience Point Parties or the Investor Group Designees, or, if impossible to cure within 10 calendar days, the Company has not taken substantive action to correct within 10 calendar days following written notice of such breach from the Prescience Point Parties or the Investor Group Designees.

On June 29, 2020, the Company received a letter (the “Purported Notice”) from PPCM purporting to be a notice that PPCM was terminating the Cooperation Agreement due to an alleged material breach of the Cooperation Agreement by the Company. The Company informed PPCM that it disagrees with PPCM’s assertions, including that any of the Prescience Point Parties have a right to terminate the Cooperation Agreement pursuant to its terms. PPCM did not then seek to engage with the Company under the Cooperation Agreement, and the Prescience Point Parties instead filed a third amendment to their Schedule 13D (the “Schedule 13D/A”) stating that they deem the Cooperation Agreement to be terminated. The Company is continuing to evaluate the Schedule 13D/A.

According to the Schedule 13D/A, as of July 14, 2020, Prescience Partners beneficially owned 6,024,730 shares of Company common stock, par value $0.001 per share (“Shares”), Prescience Point beneficially owned 1,845,539 Shares, Prescience Capital beneficially owned 7,870,269 Shares, PPCM beneficially owned 8,754,403 Shares and Mr. Asbahi beneficially owned 8,755,335 Shares, with the aggregate beneficial ownership of the Prescience Point Parties representing 7.9% of the outstanding Shares as of such date.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Date: July 15, 2020	By:	/s/ Peter M. Carlson
Peter M. Carlson
Chief Financial Officer